UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2nd, 2005

Commission File No. 000-25553

Amersin Life Sciences Corporation

(Exact name of registrant as specified in its charter)

NEVADA	88-0419476
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 881-2899

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As part of a review in the preparation of responses to requests for clarification by the Securities and Exchange Commission, the Chief Executive Officer of the Company came to the conclusion on December 13th, 2005 that there were errors in a previously filed cash flow statements and that as a result, the Cash Flow Statement included in the Company’s 10-KSB filing for the year ended January 31st, 2005 should not be relied upon and that as a result it was appropriate to file this notice.

Errors have been detected in the preparation of the consolidated cash flow statement that include the following:

•        Capital stock issued for cash for the year ended January 31st, 2005 should be recorded as a cash inflow of $566,813 not a cash outflow of $667,387.

•        There were no cash flows for intangible assets for the year ended January 31st, 2005.  The cash outflow of $923,294 was recorded incorrectly.

•        The acquisition of an interest in a joint venture of $1,470,878 was recorded incorrectly. The nature of the transaction remains unchanged; however, it is characterized incorrectly in the cash flow statement.

It is anticipated that the company will file amendments to reflect these changes with respect to its annual report on form 10-KSB for the year ended January 31st, 2005 filed with the Securities and Exchange Commission June 2nd, 2005; and possibly to its quarterly report on form 10-QSB for the period ended April 30th, 2005 filed with the Securities and Exchange Commission June 21st, 2005; its quarterly report on form 10-QSB for the period ended July 31st, 2005 filed with the Securities and Exchange Commission October 20th, 2005 and its quarterly report for the period ended October 31st, 2004 filed with the Securities and Exchange Commission December 13th, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amersin Life Sciences Corporation (Registrant)

By:	/s/ H. Y. (Reid) Li
H. Y. (Reid) Li

Date: December 14th, 2005